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                                                                     Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ________ __, 1999, by and among OVERSEAS TOYS, L.P., a Delaware limited partnership (the "Investor") and CYRK, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Investor and the Company are parties to that certain Securities Purchase Agreement dated September 1, 1999 (the "Securities Purchase Agreement"), whereby, among other things, the Company will issue to the Investor an aggregate of 25,000 shares of Series A Senior Cumulative Participating Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), and a warrant to purchase an additional 15,000 shares of Series A Preferred Stock (the "Warrant"), pursuant to the terms and conditions set forth in the Securities Purchase Agreement;

                  WHEREAS, pursuant to the covenants of the Company contained in the Securities Purchase Agreement, and as a condition to the Investor's obligation to consummate the closing of the transactions contemplated thereby, the Company is entering into this registration rights agreement (this "Agreement") with the Investor with respect to the Warrant and the shares of Company common stock, $.01 par value per share ("Common Stock"), underlying all of the shares of Series A Preferred Stock and the Warrant that are being acquired by the Investor pursuant to the Securities Purchase Agreement;

                  NOW, THEREFORE, upon the premises and the mutual promises contained herein and in the Securities Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

                  1. CERTAIN DEFINITIONS. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

                           (a) "Affiliate" means, with respect to any person,
any other person who, directly or indirectly, is in control of, is controlled by or is under common control with the former person.

                           (b) "Best Efforts" means the commercially reasonable
efforts that a prudent Person desirous of achieving a result would use in good faith in similar circumstances to ensure that such result is achieved as expeditiously as can reasonably be expected.

                           (c) "Holders" means the Investor or any Affiliate of
the Investor or any trustee for the account of the Investor and any "transferee" (as such term is defined in Section 10(a) hereof) which is the record holder of Registrable Securities.

                           (d) "Registrable Securities" means the Warrant and
the shares of


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Common Stock underlying all of the shares of Series A Preferred Stock and the
Warrant that are being acquired by the Investor pursuant to the Securities Purchase Agreement (collectively, the "Acquired Securities"), any stock or other securities into which or for which such Acquired Securities may hereafter be changed, converted or exchanged, and any other securities issued to the Holders of such Acquired Securities (or such securities into which or for which such Acquired Securities are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events, PROVIDED that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, or (iii) such securities are held by a Holder other than the Investor, unless such Holder shall furnish the Company an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, to the effect that all of such securities are not permitted to be distributed by such Holder in one transaction pursuant to Rule 144.

                           (e) "Registration Expenses" means all reasonable
expenses in connection with any registration of securities pursuant to this Agreement including, without limitation, the following: (i) SEC filing fees;
(ii) the fees, disbursements and expenses of the Company's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities; (iv) the cost of producing blue sky or legal investment memoranda; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or Holders (provided that only the fees and disbursements of a single counsel or firm for the Holders shall be included) in connection with such qualification and in connection with any blue sky and legal investments surveys; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositories' and registrars' fees and the fees of any other agent appointed in connection with such offering; (viii) all security engraving and security printing expenses; (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of the Company is then listed; (x) all reasonable out-of-pocket expenses of the Company incurred in connection with road show presentations; (xi) courier, overnight delivery, word processing, duplication, telephone and facsimile expenses of the Company; and
(xii) any one-time payment for directors and officers insurance directly related to such offering, provided the insurer provides a separate statement for such payment; PROVIDED that any underwriting discounts and commissions with respect to the registration of any Registrable


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Securities shall not be included.

                           (f) "Rule 144" means Rule 144 promulgated under the
Securities Act, or any similar rule hereafter adopted.

                           (g) "SEC" means the United States Securities and
Exchange Commission.

                           (h) "Securities Act" means the Securities Act of
1933, as amended, or any successor statute.

                  2. DEMAND REGISTRATION.

                           (a) At any time, upon written notice from a Holder
requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice (a "Demand Registration Notice") shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its Best Efforts to effect, in the manner set forth in Section 5, the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, PROVIDED that:

                                    (i) if prior to receipt of a Demand
         Registration Notice, the Company had commenced a financing plan and if such financing plan is an underwritten offering, and, in the good-faith business judgment of the Company's underwriter, a registration at the time and on the terms requested would materially and adversely affect or interfere with such financing plan of the Company or its subsidiaries (a "Transaction Blackout"), the Company shall not be required to effect a registration pursuant to this Section 2(a) until the earliest of (A) the abandonment of such offering, (B) 90 days after the termination of such offering, (C) the termination of any "hold back" period obtained by the underwriter(s) of such offering from any person in connection therewith or (D) 180 days after receipt by the Holder requesting registration of the written notice from the Company referred to above in this subsection (i);

                                    (ii) if, while a registration request is
         pending pursuant to this Section 2(a), the Company, with the prior approval of a majority of the Company's Board of Directors, may delay commencing to effect such registration until ninety (90) days after receipt of notice of such request if the disinterested members of the Board of Directors determine, in good faith, that the filing of a registration statement at the time of such request would be materially detrimental to the Company, provided that the Company shall not be permitted to delay a requested registration in reliance on this clause
         (ii) more than once in any 12-month period; and

                                    (iii) the Company shall not be obligated to
         file a registration statement relating to a registration request pursuant to this Section 2(a): (A) within a


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         period of six months after the effective date of any other registration statement of the Company demanded pursuant to this Section 2(a); or (B) if such registration request is for a number of Registrable Securities that represent in the aggregate (on an as converted basis) less than the lesser of: (x) one million (1,000,000) shares of Common Stock and
         (y) the remaining number of shares of Common Stock owned by the Investor and its Affiliates.

                           (b) Notwithstanding any other provision of this
Agreement to the contrary, a registration requested by a Holder pursuant to this
Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2(a)): (i) if it is withdrawn based upon material adverse information relating to the Company; or (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, less than 90% of the Registrable Securities requested to be registered can be completely distributed in accordance with the plan of distribution set forth in the related registration statement.

                           (c) In the event that any registration pursuant to
this Section 2 shall involve, in whole or in part, an underwritten offering, the Holder initiating the demand pursuant to Section 2(a) shall have the right to designate an underwriter as the sole lead managing underwriters of such underwritten offering, subject to the Company's consent which shall not be unreasonably withheld.

                           (d) Holders other than the Holder initiating the
demand pursuant to Section 2(a) shall have the right to include their shares of Registrable Securities in any registration pursuant to Section 2(a); PROVIDED that the Investor may exclude participation by other Holders in connection with registrations pursuant to two demands (no two of which can be in consecutive years). In connection with those registrations in which multiple Holders participate, in the event such registration involves an underwritten offering and the Holder initiating demand pursuant to Section 2(a) is advised in writing (with a copy to the Company) by the lead managing underwriter designated by such Holder pursuant to Section 2(c) that, in such firm's good-faith opinion, marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting and registration shall be allocated PRO RATA among the Holders on the basis of the shares of Registrable Securities held by each such Holder.

                           (e) The Company shall have the right to cause the
registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by a Holder pursuant to Section 2(a); provided that the Company shall not have the right to cause the registration of such additional securities if such Holder is advised in writing (with a copy to the Company) by the lead managing underwriter designated by the Holder pursuant to Section 2(c) that, in such firm's good-faith opinion, registration of such additional securities would materially and adversely affect the


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offering and sale of the Registrable Securities then contemplated by such
Holder.

                           (f) In the event that any Demand Registration Notice
includes a request for registration of the Warrant (or any portion thereof), the Company may elect, by written notice (the "Election Notice") to the Investor given within five (5) business days of the Company's receipt of such Demand Registration Notice, to purchase the Warrant (or such portion thereof) in lieu of proceeding with the registration of the Warrant pursuant to this Section 2. On the third (3rd) business day following the Company's delivery to such Holder of the Election Notice, the Company shall pay to the Holder by wire transfer of immediately available funds an amount equal to (i) the average of the Closing Prices (as defined in the Warrant) of the Common Stock for the twenty (20) consecutive Trading Days (as defined in the Certificate of Designation of the Series A Preferred Stock) preceding the date of delivery of the Demand Registration Notice, MULTIPLIED BY (ii) the total number of shares of Common Stock that would be issuable upon conversion of the shares of Series A Preferred Stock represented by the Warrant (or such portion thereof) LESS the number of shares of Common Stock with an aggregate Trading Price (as defined in the Warrant) as of the date of the Demand Registration Notice equal to the Warrant Price (as defined in the Warrant) for the Warrant (or such portion thereof).

                  3. PIGGYBACK REGISTRATION. At any time if the Company proposes to register any of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so as soon as practicable but in any event at least ten (10) business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request (a "Piggyback Registration Request") of any such Holder made within five (5) business days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, PROVIDED that:

                           (a) if, at any time after giving such written notice
of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to


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register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 4), without prejudice, however, to the rights of Stockholders to request that such registration be effected as a registration under Section 2;

                           (b) (i) if the registration referred to in the first
sentence of this Section 3 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account (the "Company Securities") and (2) second, up to the full amount of securities (including Registrable Securities) in excess of the number or dollar amount of the Company Securities, which, in the good-faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such securities, allocated PRO RATA among the Holders and Other Holders (as defined below) of such securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each such Holder and Other Holder) and (ii) if the registration referred to in the first sentence of this
Section 3 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of the Company (the "Other Holders"), and the managing underwriter advises the Company in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration: (1) first, all securities that the Other Holder who made the initial demand for such registration proposes to sell and (2) second, up to the full amount of securities (including Registrable Securities) in excess of the number or dollar amount of the securities set forth in the preceding clause (1), which, in the good-faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such securities, allocated PRO RATA among the Holders and the remaining Other Holders of such securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Holder and each remaining Other Holder);

                           (c) the Company shall not be required to effect any
registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                           (d) no registration of Registrable Securities
effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2 hereof.

                           (e) In the event that any Piggyback Registration
Request includes a request for registration of the Warrant (or any portion thereof), the Company may elect, by


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written notice (the "Election Notice") to the Investor given within five (5)
business days of the Company's receipt of such Piggyback Registration Request, to purchase the Warrant (or such portion thereof) in lieu of proceeding with the registration of the Warrant pursuant to this Section 3. On the third (3rd) business day following the Company's delivery to such Holder of the Election Notice, the Company shall pay to the Holder by wire transfer of immediately available funds an amount equal to (i) the average of the Closing Prices (as defined in the Warrant) of the Common Stock for the twenty (20) consecutive Trading Days (as defined in the Certificate of Designation of the Series A Preferred Stock) preceding the date of delivery of the Piggyback Registration Request, MULTIPLIED BY (ii) the total number of shares of Common Stock that would be issuable upon conversion of the shares of Series A Preferred Stock represented by the Warrant (or such portion thereof) LESS the number of shares of Common Stock with an aggregate Trading Price (as defined in the Warrant) as of the date of the Piggyback Registration Request equal to the Warrant Price (as defined in the Warrant) for the Warrant (or such portion thereof).

                  4. EXPENSES. The Company agrees to pay all Registration Expenses with respect to an offering pursuant to Section 2 and Section 3 hereof.

                  5. REGISTRATION AND QUALIFICATION.

                           (a) If and whenever the Company is required to use
its Best Efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, the Company shall:

                                    (i) prepare and file a registration
         statement under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and use its Best Efforts to cause the same to become effective as promptly as practicable;

                                    (ii) prepare and file with the SEC such
         amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (x) keep such registration statement effective until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement or the expiration of nine months after such registration statement becomes effective and (y) comply with the provisions of the Securities Act;

                                    (iii) furnish to the Holders and to any
         underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration


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         statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                                    (iv) unless the exemption from state
         regulation of securities offerings under Section 18 of the Securities Act applies, use its Best Efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders or any underwriter of such Registrable Securities shall request, and use its Best Efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement;

                                    (v) furnish to each Holder selling
         Registrable Securities by means of such registration (each a "Selling Holder"), at such Selling Holder's request, a signed counterpart, addressed to such Selling Holder, of (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement) and (y) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such Selling Holder may reasonably request;

                                    (vi) immediately notify the Selling Holders
         in writing (x) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the


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         circumstances under which they were made, not misleading, and (y) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (x) or (y) at the request of the Selling Holders, subject to Section 4 hereof, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                                    (vii) otherwise use its Best Efforts to
         comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                                    (viii) use its Best Efforts to list such
         Registrable Securities on each securities exchange on which shares of Common Stock of the Company are then listed (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement, with all expenses in connection therewith to be paid in accordance with Section 4 hereof; and

                                    (ix) furnish unlegended certificates
         representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters with expenses therewith to be paid in accordance with
         Section 4 hereof.

                           (b) The Holder of Registrable Securities on whose
behalf Registrable Securities are to be distributed by one or more underwriters shall be parties to any underwriting agreements relating to the distribution of such Registrable Securities and the representations and warranties by, and the other agreements on the part of, the Company to and from the benefit of such underwriters, shall also be made to and for the benefit of such Holders of Registrable Securities.

                  6. UNDERWRITING, DUE DILIGENCE.

                           (a) If requested by the underwriters for any
underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company


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shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in
Section 5(a)(v) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions. Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

                           (b) In the event that any registration pursuant to
Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof. Such underwriting agreement shall also contain such representations and warranties by the Company and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

                           (c) In connection with the preparation and filing of
each registration statement registering Registrable Securities under the Securities Act, the Company shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  7. INDEMNIFICATION AND CONTRIBUTION.


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                           (a) In the case of each offering of Registrable
Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Holder, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing; PROVIDED, FURTHER, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                           (b) In the case of each offering made pursuant to
this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, or any of its directors, offices or controlling persons; PROVIDED, HOWEVER, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense wising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent to given by or on behalf of an underwriter to such person asserting such loss, claim damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus; and PROVIDED, FURTHER, that in no event shall any such Holder be liable for any amount in excess of the net proceeds received from the sale of the Registrable Securities by such Holder in the subject offering.

                           (c) PROCEDURE FOR INDEMNIFICATION. Each party
indemnified under paragraph (a) or (b) of this Section 7 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; PROVIDED that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 7, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel either (i) that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or such affiliate or (ii) a conflict may exist between such indemnified party and such indemnifying party or such affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

                  If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. RULE 144. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144.

                  9. HOLDBACK.

                           (a) Each Holder agrees if so required by the managing
underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective (or such shorter period as may be required by the underwriter), except as part of such underwritten registration. The Company may legend and may impose stop transfer instructions on any certificate evidencing Registrable Securities relating to the restrictions provided for in this Section 9.

                           (b) The Company agrees, if so required by the
managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any such securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

                  10. TRANSFER OF REGISTRATION RIGHTS.

                           (a) A Holder may transfer all or any portion of its
rights under this Agreement to any transferee of Registrable Securities (each, a "transferee"). The Holder making such transfer shall promptly notify the Company in writing stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "Holder" as used in this Agreement shall, where appropriate to assign the rights and obligations of a Holder hereunder to such direct transferee, be deemed to refer to the transferee holder of such Registrable Securities.

                           (b) After any such transfer, the Holder making such
transfer shall retain its rights under this Agreement with respect to all other Registrable Securities still owned by such Holder.

                           (c) Upon the request of the Holder making such
transfer, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement.

                  11. MISCELLANEOUS.

                           (a) INJUNCTIONS. Each party acknowledges and agrees
that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

                           (b) SEVERABILITY. If any term or provision of this
Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its Best Efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                           (c) FURTHER ASSURANCES. Subject to the specific terms
of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                           (d) WAIVERS, ETC. No failure or delay on the part of
either party (or the intended third-party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                           (e) ENTIRE AGREEMENT. This Agreement contains the
entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

                           (f) COUNTERPARTS. For the convenience of the parties,
this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

                           (g) AMENDMENT. This Agreement may be amended only by
a written instrument duly executed by an authorized officer of the Company and an authorized partner of the Investor.

                           (h) NOTICES. All notices, requests, claims, demands
and other communications under this Agreement shall be in writing and shall be deemed given when received if delivered personally, on the next business day if sent by overnight courier for next business day delivery (providing proof of delivery), when confirmation is received, if sent by facsimile or in 5 business days if sent by U.S. registered or certified mail, postage prepaid (return receipt requested) to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Investor, to:

                               The Yucaipa Companies
                               10000 Santa Monica Blvd., 5th Floor
                               Los Angeles, California 90067

                               Attn: Robert Bermingham
                               Facsimile:  310-789-7201

                      with a copy to:

                               Munger, Tolles & Olson LLP
                               355 South Grand Avenue, 35th Floor
                               Los Angeles, California  90071-1560
                               Attn: Judith T. Kitano
                               Facsimile:  213-687-3702

                  (b) if to the Company, to:

                               Cyrk, Inc.
                               3 Pond Road
                               Gloucester, Massachusetts 01930

                               Attn:
                               Facsimile:

                      with a copy to:

                               Choate, Hall & Stewart
                               Exchange Place
                               53 State Street
                               Boston, Massachusetts  02109
                               Attn:  Cameron Read
                               Facsimile:  617-248-4000

                           (i) GOVERNING LAW. This Agreement shall be governed
by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           (j) TERM. This Agreement shall remain in full force
and effect until there are no Registrable Securities outstanding or until terminated by the mutual agreement of the Company and the Investor.

                           (k) ASSIGNMENT. Except as provided herein, the
parties may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement.

                           (l) PRIORITY OF RIGHTS. The Company agrees that it
shall not grant any registration rights to any third party unless such rights are expressly made subject to the rights of the Holders in a manner consistent with this Agreement. The Company also agrees that it shall not grant any Holder any registration rights which are senior to or take priority over the registration rights granted to all Holders under this Agreement

                           (m) CONSTRUCTION. In entering into this Agreement,
each party represents and warrants that such party does so freely and voluntarily, after having had the opportunity to meet and confer with such party's respective attorneys regarding the contents and legal effect of this Agreement. Each party represents and warrants that such party has full power and authority to enter into and execute this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. In the event any claim is made by any party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or such party's counsel.

                  IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed by their authorized representative as of the date first above written.

                               OVERSEAS TOYS, L.P.

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________


                                   CYRK, INC.,


                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________